MASTR 03-8

Preliminary Structure

Pricing Speed: 300PSA for all groups

3A2

initial rate: 1.43000

formula:

1ML + 0.400000 cap: 8.000000

3A3

initial rate: 6.57000

formula:

7.600 +  -1.000 * 1ML cap:  7.6000

3A8: super senior

3A9: senior support to 3A8

3A12: super senior

3A13: senior support to 3A12

5A1: super senior

5A2: senior support to 5A1

3A4: 1X1, blue sky

3A5: 1X1, reatail, blue sky, death put, lottery fearure

Group1:

1. Pay 1A1, until retired;

Group2:

1. PAy 2A1, until retired;

Group3:

1.Paydown Rules:

1. Pay 3A12 and 3A13, pro-rata, the NAS principal distribution amount;

2. If current month greater than 36,

pay 3A5 and 3A6, prorata, up to 20,270.00, per payment date;

3.Allocate 9.1933358139% in the following order of priority:

a. Pay 3A8 and 3A9, pro-rata

b. Pay 3A11, until retired;

  Allocate 5.1076792539% to 3A10 and 3A11, in that order, until retired;

  Allocate 85.6989849322% to 3A7, 3A2, 3A1, pro-rata, until retired;

4. Pay 3A4, until retired;

5. Pay 3A5 and 3A6, pro-rata, until retired;

6. Pay 3A12 and 3A13, pro-rata, until retired;

balance(3A3) = balance(3A2);

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the scheduled principal amount and

The NAS percent times the NAS prepay shift of the unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (balances of 3A12 and 3A13) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

GROUP4:

1. Pay 4A1 and 4A2, pro-rata, until retired;

GROUP5:

Pay 5A1 and 5A2, pro-rata, until retired

GROUP6:

Pay 6A1, until retired;

GROUP7:

Pay 7A1, until retired;

GROUP8:

Pay 8A1, until retired;